Exhibit k.3

AMENDMENT

To Transfer Agency and Service Agreement

Between

Each of the Nuveen Closed-End Investment Companies Listed on Exhibit A to the Agreement

And

State Street Bank and Trust Company

This Amendment is made as of this 10th day of June, 2013, to the Transfer Agency and Service Agreement dated October 7, 2002, as amended (the “Agreement”) between each of the Nuveen Closed-End Investment Companies Listed on Exhibit A to the Agreement (collectively, the “Funds”) and State Street Bank and Trust Company (the “Transfer Agent”). In accordance with Section 17.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto and effective as of June 24, 2013;

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment.

3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

EACH OF THE NUVEEN CLOSED-END INVESTMENT COMPANIES LISTED ON EXHIBIT A TO THE AGREEMENT		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Tina M. Lazar	By:	/s/ Michael Rogers

Name:	Tina M. Lazar	Name:	Michael Rogers

Title:	Senior Vice President	Title:	Executive Vice President
as an Authorized Officer on behalf of each of the Funds on Exhibit A to the Agreement

SCHEDULE A

Nuveen Closed-End Funds

Effective as of: June 24, 2013

Nuveen AMT-Free Municipal Income Fund*

Nuveen AMT-Free Municipal Value Fund*

Nuveen Arizona Premium Income Municipal Fund*

Nuveen Build America Bond Fund*

Nuveen Build America Bond Opportunity Fund*

Nuveen California AMT-Free Municipal Income Fund*

Nuveen California Dividend Advantage Municipal Fund *

Nuveen California Dividend Advantage Municipal Fund 2 *

Nuveen California Dividend Advantage Municipal Fund 3 *

Nuveen California Investment Quality Municipal Fund, Inc. +

Nuveen California Municipal Market Opportunity Fund, Inc. +

Nuveen California Municipal Value Fund 2*

Nuveen California Municipal Value Fund, Inc. +

Nuveen California Performance Plus Municipal Fund, Inc. +

Nuveen California Premium Income Municipal Fund *

Nuveen California Quality Income Municipal Fund, Inc. +

Nuveen California Select Quality Municipal Fund, Inc. +

Nuveen California Select Tax-Free Income Portfolio *

Nuveen Connecticut Premium Income Municipal Fund *

Nuveen Core Equity Alpha Fund*

Nuveen Credit Strategies Income Fund*

Nuveen Diversified Currency Opportunities Fund*

Nuveen Diversified Dividend and Income Fund*

Nuveen Dividend Advantage Municipal Fund *

Nuveen Dividend Advantage Municipal Fund 2 *

Nuveen Dividend Advantage Municipal Fund 3 *

Nuveen Dividend Advantage Municipal Income Fund *

Nuveen Energy MLP Total Return Fund*

Nuveen Enhanced Municipal Value Fund*

Nuveen Equity Premium Advantage Fund*

Nuveen Equity Premium and Growth Fund*

Nuveen Equity Premium Income Fund*

Nuveen Equity Premium Opportunity Fund*

Nuveen Flexible Investment Income Fund*

Nuveen Floating Rate Income Fund*

Nuveen Floating Rate Income Opportunity Fund*

Nuveen Georgia Dividend Advantage Municipal Fund 2*

Nuveen Global Income Opportunities Fund*

Nuveen Global Value Opportunities Fund*

Nuveen Intermediate Duration Municipal Term Fund*

SCHEDULE A

Nuveen Closed-End Funds

Effective as of: June 24, 2013

Nuveen Intermediate Duration Quality Municipal Term Fund*

Nuveen Investment Quality Municipal Fund, Inc. +

Nuveen Maryland Premium Income Municipal Fund *

Nuveen Massachusetts AMT-Free Municipal Income Fund*

Nuveen Massachusetts Dividend Advantage Municipal Fund *

Nuveen Massachusetts Premium Income Municipal Fund *

Nuveen Michigan Quality Income Municipal Fund*

Nuveen Missouri Premium Income Municipal Fund *

Nuveen Mortgage Opportunity Term Fund 2*

Nuveen Mortgage Opportunity Term Fund*

Nuveen Municipal Advantage Fund, Inc. +

Nuveen Municipal High Income Opportunity Fund 2*

Nuveen Municipal High Income Opportunity Fund*

Nuveen Municipal Income Fund, Inc. +

Nuveen Municipal Market Opportunity Fund, Inc. +

Nuveen Municipal Opportunity Fund, Inc. +

Nuveen Municipal Value Fund, Inc. +

Nuveen New Jersey Dividend Advantage Municipal Fund *

Nuveen New Jersey Dividend Advantage Municipal Fund 2 *

Nuveen New Jersey Investment Quality Municipal Fund, Inc. +

Nuveen New Jersey Municipal Value Fund*

Nuveen New Jersey Premium Income Municipal Fund, Inc. +

Nuveen New York AMT-Free Municipal Income Fund*

Nuveen New York Dividend Advantage Municipal Fund 2 *

Nuveen New York Dividend Advantage Municipal Fund*

Nuveen New York Municipal Value Fund 2*

Nuveen New York Municipal Value Fund, Inc. +

Nuveen New York Performance Plus Municipal Fund, Inc. +

Nuveen New York Select Tax-Free Income Portfolio *

Nuveen North Carolina Premium Income Municipal Fund *

Nuveen Ohio Quality Income Municipal Fund*

Nuveen Pennsylvania Dividend Advantage Municipal Fund *

Nuveen Pennsylvania Dividend Advantage Municipal Fund 2 *

Nuveen Pennsylvania Investment Quality Municipal Fund *

Nuveen Pennsylvania Municipal Value Fund*

Nuveen Pennsylvania Premium Income Municipal Fund 2 *

Nuveen Performance Plus Municipal Fund, Inc. +

Nuveen Preferred and Income Term Fund*

Nuveen Preferred Income Opportunities Fund*

Nuveen Premier Municipal Income Fund, Inc. +

SCHEDULE A

Nuveen Closed-End Funds

Effective as of: June 24, 2013

Nuveen Premium Income Municipal Fund 2, Inc. +

Nuveen Premium Income Municipal Fund 4, Inc. +

Nuveen Premium Income Municipal Fund, Inc. +

Nuveen Quality Income Municipal Fund, Inc. +

Nuveen Quality Municipal Fund, Inc. +

Nuveen Quality Preferred Income Fund *

Nuveen Quality Preferred Income Fund 2*

Nuveen Quality Preferred Income Fund 3*

Nuveen Real Asset Income and Growth Fund *

Nuveen Real Estate Income Fund *

Nuveen Select Maturities Municipal Fund *

Nuveen Select Quality Municipal Fund, Inc. +

Nuveen Select Tax-Free Income Portfolio *

Nuveen Select Tax-Free Income Portfolio 2 *

Nuveen Select Tax-Free Income Portfolio 3 *

Nuveen Senior Income Fund *

Nuveen Short Duration Credit Opportunities Fund*

Nuveen Tax-Advantaged Dividend Growth Fund*

Nuveen Tax-Advantaged Total Return Strategy Fund*

Nuveen Texas Quality Income Municipal Fund *

Nuveen Virginia Premium Income Municipal Fund *

Dow 30SM Premium & Dividend Income Fund Inc. **

Dow 30SM Enhanced Premium & Income Fund Inc. **

NASDAQ Premium Income & Growth Fund Inc.**

+	Minnesota Corporation
*	Massachusetts Business Trust
**	Maryland Corporation